Fiscal Year 2021, Third Quarter January 29, 2021 EARNINGS CALL PRESENTATION

2 HORACIO ROZANSKI President and Chief Executive Officer LLOYD HOWELL, JR. Chief Financial Officer and Treasurer RUBUN DEY Director of Investor Relations CALL PARTICIPANTS

3 DISCLAIMER Forward Looking Safe Harbor Statement Certain statements contained in this presentation and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, Adjusted Diluted EPS, free cash flow, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward- looking statements, including those factors discussed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Note Regarding Non-GAAP Financial Data Information Booz Allen discloses in the following information Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow which are not recognized measurements under GAAP, and when analyzing Booz Allen’s performance or liquidity as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income and Adjusted Diluted Earnings Per Share, and net cash provided by operating activities to Free Cash Flow, and the explanatory footnotes regarding those adjustments, each as defined under GAAP, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to revenue, operating income, net income or diluted EPS as measures of operating results, and (iii) use Free Cash Flow in addition to and not as an alternative to net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. The Financial Appendix includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. With respect to our expectations under “Full Year FY21 Guidance,” reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2021. Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. For the same reason, a reconciliation of Adjusted EBITDA Margin on Revenue guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures.

4 KEY FINANCIAL RESULTS THIRD QUARTER FISCAL YEAR 2021 RESULTS (1) Comparisons are to prior fiscal year period THIRD QUARTER (1) YEAR TO DATE (12/31/20) (1) Revenue $1.9 billion 3.0% Increase $5.9 billion 7.0% Increase Revenue, Excluding Billable Expenses $1.3 billion 6.2% Increase $4.1 billion 9.1% Increase Adjusted EBITDA $205 million 7.7% Increase $647 million 11.2% Increase Adjusted EBITDA Margin on Revenue 10.8% 4.7% Increase 11.0% 4.0% Increase Net Income $144 million 28.9% Increase $410 million 19.2% Increase Adjusted Net Income $145 million 27.7% Increase $418 million 20.9% Increase Diluted EPS $1.03 30.4% Increase $2.93 21.1% Increase Adjusted Diluted EPS $1.04 30.0% Increase $3.01 22.9% Increase Net Cash Provided by Operating Activities $233 million 133.4% Increase $799 million 118.0% Increase

Q3 FY'21 PERFORMANCE

ALIGNED WITH INVESTMENT THESIS

INVESTMENT THESIS

Unique Market Position = **Strong Financial Returns** + **Option Value**

Unique Market Position

- Investments in innovation, talent, and capabilities position us to help clients adopt current and new technologies
- First mover advantage enhanced by our ability to combine mission knowledge, consulting heritage and technical depth, creating value for critical missions and top priorities

Strong Financial Returns

FY18 - FY21

~80% - 90% ADEPS GROWTH BY FY'21

+ ~2% DIVIDEND YIELD

4.8 - 6.0%	Mid to High 10%	~$1.4B
FY21 Revenue Growth	FY21 Adj. EBITDA Margins	FY18-FY21 Capital Deployment

Option Value

- Continued investment in new business lines and solutions that will drive future growth

INDUSTRY LEADING ORGANIC REVENUE GROWTH (1)

- Organic revenue growth of 3.0% year-over-year; headcount and backlog growth of 1.4% and 6.1% year-over-year, respectively
- FY21 guidance midpoint implies an annualized organic revenue CAGR of ~8.5% over FY18-FY21

CONTRACT PERFORMANCE DRIVES MARGIN EXPANSION

- Adj. EBITDA Margin on Revenue of 10.8%; Adj. EBITDA of $205.4 million (7.7% growth year-over-year)
- Organic growth and strong contract-level execution continue to drive profitability
- Updated FY21 guidance of Adj. EBITDA Margin on Revenue in the mid to high 10% range

PRUDENT CAPITAL DEPLOYMENT

- Deployed $142 million in the third quarter (inclusive of the $72 million minority investment)
- Announced a quarterly dividend increase of $0.06 to $0.37 per share

(1) As measured over the three-year Investment Thesis period

5

6 KEY FINANCIAL RESULTS THIRD QUARTER FISCAL YEAR 2021 RESULTS (1) Comparisons are to prior fiscal year period THIRD QUARTER (1) YEAR TO DATE (12/31/20) (1) Revenue $1.9 billion 3.0% Increase $5.9 billion 7.0% Increase Revenue, Excluding Billable Expenses $1.3 billion 6.2% Increase $4.1 billion 9.1% Increase Adjusted EBITDA $205 million 7.7% Increase $647 million 11.2% Increase Adjusted EBITDA Margin on Revenue 10.8% 4.7% Increase 11.0% 4.0% Increase Net Income $144 million 28.9% Increase $410 million 19.2% Increase Adjusted Net Income $145 million 27.7% Increase $418 million 20.9% Increase Diluted EPS $1.03 30.4% Increase $2.93 21.1% Increase Adjusted Diluted EPS $1.04 30.0% Increase $3.01 22.9% Increase Net Cash Provided by Operating Activities $233 million 133.4% Increase $799 million 118.0% Increase Page 4 intentionally repeated

7 $22.0 HISTORICAL BACKLOG & BOOK-TO-BILL (1) For more information on the components of backlog, and the differences between backlog and remaining performance obligations, please see the Company's Form 10-K for the fiscal year ended 3/31/20 BACKLOG ($ IN BILLIONS) (1) (2) Revenue as adjusted from previously reported to reflect ASC 606 and ASU 2017-07 (3) Revenue as reported, reflecting ASC 606 and ASU 2017-07 (4) Totals round to $20.5 billion, $22.9 billion, $22.0 billion, and $23.0 billion, respectively BOOK-TO-BILL TRENDS $16.1 $17.0 $21.4 $20.4 $19.3 $19.9 $23.0 $21.9 $20.7 $22.9 $24.6 $23.3 $2.7 $2.8 $4.2 $3.5 $3.4 $3.2 $4.4 $3.5 $3.4 $3.4 $4.5 $3.6 $4.2 $4.1 $4.8 $4.5 $3.7 $4.4 $5.4 $5.3 $4.5 $4.7 $6.2 $6.0 $9.2 $10.1 $12.4 $12.4 $12.2 $12.3 $13.2 $13.1 $12.8 $14.8 $13.9 $13.7 Funded Unfunded Priced Options Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 0.6x 1.64x 3.66x 0.45x 0.36x 1.29x 2.68x 0.48x 0.38x 2.17x 1.77x 0.32x Quarterly Book-to-Bill LTM Book-to-Bill Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 (3)(2) (3) (3) (3) (3) (3) (3) (3) $20.5 (3) 2 9 (4)(4) $23.0 (4) (3) (3) (3) (3) (3) (3) (3) (3) (3)(3) (3) (4) $22.0 (2) (3) (3)

CAPITAL ALLOCATION

DELIVERING STRONG CAPITAL RETURNS THROUGH EFFICIENT CAPITAL DEPLOYMENT STRATEGY

- Our multi-year capital deployment plan is to follow a disciplined and opportunistic approach, subject to market conditions
  - Deployed $142 million during the third quarter through dividends, share repurchases and a minority investment
  - ~$370 million remaining in our three-year target to deploy ~$1.4 billion through fiscal year 2021
- In January, our Board approved a $400 million increase in our share repurchase authorization (remaining capacity: ~$746.5 million)
- The Board authorized a dividend increase to 37 cents per share payable on March 2nd to stockholders of record on February 12th
- Our capital allocation priorities remain unchanged: working capital needs, quarterly dividend, required capex, strategic acquisitions, share repurchases, special dividends, and debt repayment (in order)

QUARTERLY CAPITAL DEPLOYMENT ($ IN MILLIONS)



$60.6
$22.5
$38.1
Q3'20
$199.4
$155.7
$43.7
Q4'20
$119.3
$75.5
$43.8
Q1'21
$73.0
$43.0
$30.0
Q2'21
$142.2(1)
$72.1
$27.1
$43.0
Q3'21
Quarterly Dividends
M&A(2)
Share Repurchases

HISTORICAL CAPITAL DEPLOYMENT ($ IN MILLIONS)



$396.9
$247.6
$56.4
$92.9
FY'17
$392.1
$19.1
$269.6
$103.4
FY'18
$364.2
$250.0
$114.2
FY'19
$333.2
$186.6
$146.6
FY'20
$534.0
$72.1
$288.4
$173.5
LTM
Quarterly Dividends
M&A(2)
Share Repurchases

(1) Includes ~$0.1M of withhold to cover shares
(2) Represents Payments for Business Acquisitions, Net of Cash Acquired

8

9 FINANCIAL OUTLOOK FULL YEAR FY21 GUIDANCE OPERATING PERFORMANCE CURRENT PRIOR (Q2'21) Revenue Growth 4.8 - 6.0% 7.0 - 9.0% Adjusted EBITDA Margin on Revenue Mid to high 10% Low to mid 10% Adjusted Diluted EPS $3.70 - $3.85 $3.60 - $3.75 Net Cash Provided by Operating Activities $625 - $675 million $600 - $650 million ASSUMPTIONS FOR ADEPS GUIDANCE CURRENT PRIOR (Q2'21) Tax Rate 20 - 23% 20 - 23% Share Count 136 - 140 million 136 - 140 million

10 APPENDIX

11 NON-GAAP FINANCIAL INFORMATION • "Revenue, Excluding Billable Expenses" represents revenue less billable expenses. We use Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of our consulting staff headcount and our overall direct labor, which management believes provides useful information to our investors about our core operations. • "Adjusted Operating Income" represents operating income before transaction costs, fees, losses, and expenses, including fees associated with debt prepayments and supplemental employee benefits due to the COVID-19 outbreak. We prepare Adjusted Operating Income to eliminate the impact of items we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. • "Adjusted EBITDA" represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including transaction costs, fees, losses, and expenses, including fees associated with debt prepayments and supplemental employee benefits due to the COVID-19 outbreak. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. The Company prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. • "Adjusted Net Income" represents net income before: (i) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (ii) supplemental employee benefits due to the COVID-19 outbreak, (iii) research and development tax credit, (iv) release of income tax reserves, (v) loss on debt extinguishment and (vi) amortization of debt issuance costs, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. We prepare Adjusted Net Income to eliminate the impact of items, net of tax, we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. • "Adjusted Diluted EPS" represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method of calculating EPS as required in accordance with accounting principles generally accepted in the United States, or GAAP. • "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment, and software.

NON-GAAP FINANCIAL INFORMATION

(In thousands, except share and per share data)	Three Months Ended December 31, 2020 (Unaudited)	Three Months Ended December 31, 2019 (Unaudited)	Nine Months Ended December 31, 2020 (Unaudited)	Nine Months Ended December 31, 2019 (Unaudited)
Revenue, Excluding Billable Expenses				
Revenue	$ 1,904,020	$ 1,849,441	$ 5,879,658	$ 5,494,194
Billable expenses	577,059	600,522	1,729,788	1,691,543
Revenue, Excluding Billable Expenses	$ 1,326,961	$ 1,248,919	$ 4,149,870	$ 3,802,651
Adjusted Operating Income				
Operating Income	$ 184,257	$ 169,045	$ 583,365	$ 520,126
Transaction expenses (a)	—	1,069	—	1,069
COVID-19 supplemental employee benefits (b)	68	—	577	—
Adjusted Operating Income	$ 184,325	$ 170,114	$ 583,942	$ 521,195
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income	$ 144,371	$ 112,026	$ 409,781	$ 343,737
Income tax expense	21,612	34,697	102,418	106,993
Interest and other, net (c)	18,274	22,322	71,166	69,396
Depreciation and amortization	21,113	20,655	62,860	60,308
EBITDA	205,370	189,700	$ 646,225	$ 580,434
Transaction expenses (a)	—	1,069	—	1,069
COVID-19 supplemental employee benefits (b)	68	—	577	—
Adjusted EBITDA	$ 205,438	$ 190,769	$ 646,802	$ 581,503
Adjusted EBITDA Margin on Revenue	10.8 %	10.3 %	11.0 %	10.6 %
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	15.5 %	15.3 %	15.6 %	15.3 %
Adjusted Net Income				
Net income	$ 144,371	$ 112,026	$ 409,781	$ 343,737
Transaction expenses (a)	—	1,069	—	1,069
COVID-19 supplemental employee benefits (b)	68	—	577	—
Research and development tax credit (d)	—	—	(2,928)	—
Release of income tax reserves (e)	—	—	(29)	—
Loss on debt extinguishment (f)	—	—	13,239	—
Amortization and write-off of debt issuance costs and debt discount	705	886	1,722	1,945
Adjustments for tax effect (g)	(201)	(509)	(4,040)	(784)
Adjusted Net Income	$ 144,943	$ 113,472	$ 418,322	$ 345,967
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	138,886,119	141,558,427	138,932,125	141,348,635
Adjusted Net Income Per Diluted Share (h)	$ 1.04	$ 0.80	$ 3.01	$ 2.45
Free Cash Flow				
Net cash provided by operating activities	$ 232,935	$ 99,780	$ 798,959	$ 366,459
Less: Purchases of property, equipment, and software	(15,949)	(30,734)	(54,033)	(90,712)
Free Cash Flow	$ 216,986	$ 69,046	$ 744,926	$ 275,747

(a) Fiscal 2020 debt refinancing costs incurred in connection with the refinancing transactions consummated on November 26, 2019.

(b) Represents the supplemental contribution to employees' dependent care FSA accounts in response to the COVID-19 outbreak.

(c) Reflects the combination of Interest expense and Other (expense) income, net from the condensed consolidated statement of operations.

(d) Reflects tax credits, net of reserves for uncertain tax positions, recognized in fiscal 2021 related to an increase in research and development credits available for fiscal years 2016 to 2019.

(e) Release of pre-acquisition income tax reserves assumed by the Company in connection with the Carlyle acquisition.

(f) Reflects the loss on debt extinguishment resulting from the redemption of Booz Allen Hamilton Inc.'s 5.125% senior notes due 2025, including $9.0 million of the premium paid at redemption, and write-off of the unamortized debt issuance cost.

(g) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized.

(h) Excludes adjustments of approximately $0.9 million and $2.3 million of net earnings for the three and nine months ended December 31, 2020, respectively, and excludes adjustments of approximately $0.6 million and $1.8 million of net earnings for the three and nine months ended December 31, 2019, associated with the application of the two-class method for computing diluted earnings per share.

12

13 FINANCIAL RESULTS – KEY DRIVERS Third Quarter Fiscal 2021 – Below is a summary of the key factors driving results for the fiscal 2021 third quarter ended December 31, 2020 as compared to the prior year period: • Revenue increased by 3.0% to $1.9 billion and Revenue, Excluding Billable Expenses increased 6.2% to $1.3 billion, with both increases primarily driven by growth in client demand and headcount to meet that demand. The Company also benefited from higher staff utilization over the prior year period driven by fewer PTO days taken by our employees which resulted in increases in our direct labor and corresponding generation of revenue growth. Revenue growth for the quarter was also negatively impacted by lower billable expenses primarily due to lower subcontractor costs driven by client demand and timing of client needs and lower direct cost purchases for clients, including travel. The impact of COVID-19, including on travel, drove volatility in the timing and magnitude of billable expenses. • Operating Income increased 9.0% to $184.3 million and Adjusted Operating Income increased 8.4% to $184.3 million. Increases in both were primarily driven by the same factors driving revenue growth as well as strong contract level performance, ongoing cost management efforts, and reductions in certain types of expenses, like travel and meetings. These were partially offset by the inability to recognize revenue on, or bill for, fee on certain contracts involving a ready workforce of approximately $2.0 million. • Net income increased 28.9% to $144.4 million and Adjusted Net Income increased 27.7% to $144.9 million. These changes were primarily driven by the same factors as Operating Income and Adjusted Operating Income. Net income and Adjusted Net Income were also affected by the release of $10.2 million in reserves for uncertain tax positions related to the acquisition of eGov Holdings, Inc. (d/b/ a Aquilent), established in the fourth quarter of fiscal 2017, due to the expiration of the statute of limitations, and a $3.1 million gain from the sale of certain Company assets. • EBITDA increased 8.3% to $205.4 million and Adjusted EBITDA increased 7.7% to $205.4 million. These increases were due to the same factors as Operating Income and Adjusted Operating Income. • Diluted EPS increased to $1.03 from $0.79 and Adjusted Diluted EPS increased to $1.04 from $0.80. The changes were primarily driven by the same factors as Net Income and Adjusted Net Income, respectively, as well as decreased interest expense and a lower share count in the third quarter of fiscal 2021. • As of December 31, 2020, total backlog was $23.3 billion, an increase of 6.1%. Funded backlog was $3.6 billion, an increase of 2.8%.

14 FINANCIAL RESULTS – KEY DRIVERS Nine Months Ended December 31, 2020 – Below is a summary of the key factors driving results for the fiscal 2021 nine months ended December 31, 2020 as compared to the prior year period: • Net cash provided by operating activities was $799.0 million for the nine months ended December 31, 2020 as compared to $366.5 million in the prior year period. The increase in operating cash flows was primarily due to strong cash collections of our revenue growth, working capital management, and lower cash taxes due to the carryover of research and development credits claimed in fiscal 2020. Lower cash disbursements also contributed to third quarter performance, driven by cost management and lower expenses attributable to COVID-19. Free Cash Flow was $744.9 million for the nine months ended December 31, 2020 as compared to $275.7 million in the prior year period. Free Cash Flow was affected by the same factors affecting cash provided by operating activities, as well as a decrease in capital expenditures reflecting a shift away from facilities investment towards technology and tools needed to support the virtual work environment. Additionally, we continue to modernize our corporate information technology infrastructure and are in the rigorous testing phase prior to the implementation of a new financial management system. We believe we are on track for a successful implementation in the next fiscal year, which will support the Company's growth into the future.